Exhibit 99.1

Sapient Reports First Quarter 2010 Results

Service Revenues Up 29% Year Over Year

First Quarter Non-GAAP Operating Margin of 8.1%

BOSTON--(BUSINESS WIRE)--May 6, 2010--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2010:

  Service revenues were $183.2 million compared to $142.4 million in the first quarter of 2009, an increase of 29%. Sequentially, service revenues were down $300,000 from $183.5 million in the fourth quarter of 2009. On a constant currency basis, revenues increased 24% over the first quarter of 2009 and 1% sequentially.
  GAAP income from operations was $9.0 million, or 4.9% of service revenues, up 80% from $5.0 million, or 3.5% of service revenues, reported in the first quarter of 2009.
  Non-GAAP income from operations was $14.8 million, or 8.1% of service revenues. This compared to $11.2 million, or 7.9% of service revenues, in the first quarter of 2009.
  GAAP diluted net income per share was $0.05, compared to $0.03 in the first quarter of 2009.
  Non-GAAP diluted net income per share was $0.07, compared to $0.06 in the first quarter of 2009.

“We are pleased with our strong results this quarter,” said Sapient President and Chief Executive Officer Alan J. Herrick. “At the beginning of the year, we aligned our organizational structure with our go-to-market strategy enabling us to emphasize our unique capabilities. Clients have responded well and we are seeing strong demand across every segment of our business.”

The company used cash from operations of $6.1 million in the first quarter of 2010, compared to $29.5 million in the first quarter of 2009. As of March 31, 2010, the company had cash, cash equivalents and marketable securities of $159.6 million. Days sales outstanding was 71 days for the first quarter of 2010, up from 66 days in the fourth quarter of 2009 but down from 78 days for the first quarter of 2009.

Outlook

Sapient management provided the following guidance:

  For the second quarter ending June 30, 2010, service revenues are expected to be $194.0 million or higher.
  Second quarter non-GAAP operating margin is expected to be 9.5% or higher.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 679-8037
International:	(617) 213-4849
Passcode:	73838508

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.process?key= PMV49HXTJ

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=3029063

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from May 6 at 7:30 p.m. ET through May 13 at 11:59 p.m. ET. The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	56995474

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, expense relating to the stock-based compensation review and restatement and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company’s results of operations may include a comparison of service revenues and operating expenses in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the local functional currencies in countries where the company operates. The effect is excluded by translating the current period's local currency service revenues and operating expenses into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the second quarter – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended March 31,
	2010	2009

	(in thousands, except per share amounts)
Revenues:
Service revenues	$183,223	$142,359
Reimbursable expenses	8,501	6,953
Total gross revenues	191,724	149,312
Operating expenses:
Project personnel expenses	127,767	100,178
Reimbursable expenses	8,501	6,953
Total project personnel expenses and reimbursable expenses	136,268	107,131
Selling and marketing expenses	8,647	7,142
General and administrative expenses	35,943	26,354
Restructuring and other related charges	286	2,145
Amortization of purchased intangible assets	1,467	867
Acquisition costs and other related charges	111	638
Total operating expenses	182,722	144,277

Income from operations	9,002	5,035

Interest and other income, net	800	1,006

Income before income taxes	9,802	6,041
Provision for income taxes	3,563	1,543
Net income	$6,239	$4,498

Basic net income per share	$0.05	$0.04
Diluted net income per share	$0.05	$0.03

Weighted average common shares	130,054	126,889
Weighted average dilutive common share equivalents	6,743	3,479
Weighted average common shares and dilutive common share equivalents	136,797	130,368

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	March 31, 2010	December 31, 2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$142,067	$195,678
Marketable securities, current portion	13,580	16,082
Restricted cash, current portion	353	393
Accounts receivable, less allowance for doubtful accounts	104,850	111,987
Unbilled revenues	63,367	47,426
Deferred tax assets, current portion	24,747	27,616
Prepaid expenses and other current assets	22,134	24,893
Total current assets	371,098	424,075
Marketable securities, net of current portion	1,358	1,362
Restricted cash, net of current portion	2,239	2,308
Property and equipment, net	27,785	29,229
Purchased intangible assets, net	21,287	23,061
Goodwill	77,220	76,004
Deferred tax assets, net of current portion	34,059	33,521
Other assets	5,544	5,359

Total assets	$540,590	$594,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,649	$19,238
Accrued compensation	40,099	49,147
Accrued restructuring costs, current portion	4,466	3,727
Deferred revenues, current portion	16,702	19,544
Other current liabilities	52,429	55,855
Total current liabilities	130,345	147,511
Accrued restructuring costs, net of current portion	1,897	2,994
Deferred tax liability, net of current portion	1,454	1,579
Other long-term liabilities	17,285	16,634
Total liabilities	150,981	168,718

Stockholders' equity	389,609	426,201

Total liabilities and stockholders’ equity	$540,590	$594,919

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2010	2009

	(in thousands)
Cash flows from operating activities:
Net income	$6,239	$4,498
Adjustments to reconcile net income to net cash used by operating activities:
Loss recognized on disposition of fixed assets	139	39
Unrealized loss on financial instruments	63	228
Unrealized (gain) loss on marketable securities and put right, net	(132)	77
Depreciation and amortization expense	5,622	4,746
Deferred income taxes	2,238	1,344
Provision for doubtful accounts, net	-	565
Stock-based compensation expense	4,231	3,487
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	5,371	5,182
Unbilled revenues	(16,639)	(15,626)
Prepaid expenses and other current assets	2,176	(93)
Other assets	1,782	396
Accounts payable	(2,622)	52
Accrued compensation	(10,240)	(20,194)
Accrued restructuring costs	(262)	(602)
Deferred revenues	(2,627)	(3,943)
Other accrued liabilities	(2,140)	(9,737)
Other long-term liabilities	661	59

Net cash used in operating activities	(6,140)	(29,522)
Cash flows from investing activities:
Cash paid for acquisitions	(2,985)	-
Purchases of property and equipment and cost of internally developed software	(2,599)	(1,237)
Sales and maturities of available-for-sale marketable securities	781	1,774
Cash received on financial instruments, net	673	570
Change in restricted cash	46	124

Net cash (used in) provided by investing activities	(4,084)	1,231
Cash flows from financing activities:
Principal payments under capital lease obligation	(21)	-
Proceeds from stock option and purchase plans	2,536	81
Dividends paid on common stock	(46,832)	-

Net cash (used in) provided by financing activities	(44,317)	81
Effect of exchange rate changes on cash and cash equivalents	930	(3,068)

Decrease in cash and cash equivalents	(53,611)	(31,278)
Cash and cash equivalents, at beginning of period	195,678	169,340
Cash and cash equivalents, at end of period	$142,067	$138,062

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2010	2009

	(in thousands, except per share amounts)

Service revenues	$183,223	$142,359

GAAP income from operations	$9,002	$5,035
Stock-based compensation review and restatement benefit	(301)	(992)
Stock-based compensation expense	4,231	3,487
Restructuring and other related charges	286	2,145
Amortization of purchased intangible assets	1,467	867
Acquisition costs and other related charges	111	638
Non-GAAP income from operations	$14,796	$11,180

GAAP operating margin	4.9%	3.5%
Effect of adjustments detailed above	3.2%	4.4%
Non-GAAP operating margin	8.1%	7.9%

GAAP net income	$6,239	$4,498
Stock-based compensation review and restatement benefit, net of tax	(179)	(591)
Stock-based compensation expense, net of tax	2,618	2,159
Restructuring and other related charges, net of tax	276	1,487
Amortization of purchased intangible assets, net of tax	1,125	516
Acquisition costs and other related charges, net of tax	66	380
Non-GAAP net income(1)	$10,145	$8,449

GAAP basic income per share	$0.05	$0.04
Effect of adjustments detailed above	$0.03	0.03
Non-GAAP basic income per share	$0.08	$0.07

GAAP and Non-GAAP weighted average common shares	130,054	126,889

GAAP diluted income per share	$0.05	$0.03
Effect of adjustments noted above and change in dilution noted below	$0.02	0.03
Non-GAAP diluted income per share	$0.07	$0.06

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	136,797	130,368

(1) Q1 2009 Non-GAAP amounts have been recast to reflect 2010 effective tax rate for comparative purposes.

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon,+1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar,+1-646-478-9846
dlabar@sapient.com